Exhibit 10.11

TransDigm Group Incorporated
2016 Director Share Plan
1.    Purpose.
The purpose of this 2016 Director Share Plan (the “Plan”) of TransDigm Group Incorporated (the “Company”) is to provide non-employee directors (“Directors)”) the opportunity to acquire shares of the Company’s common stock, $0.01 par value (the “Common Stock”) from the Company in lieu of cash for the payment of the retainer fees earned for their services to the Company, which also encourages ownership in the Company by Directors of the Company and further aligns their interests with those of the Company’s stockholders.
2.    Administration.
The Board of Directors shall supervise and administer the Plan. All questions concerning interpretation of the Plan shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.
3.    Participation in the Plan; Elections.
(a)    Directors of the Company who are not employees of the Company or any subsidiary of the Company (“Non-Employee Directors”) may elect to forego receipt of all or a portion of the annual retainer, committee fees and meeting fees otherwise due to the Non-Employee Director in exchange for Common Stock under this Plan. The number of Shares received by any Non-Employee Director shall equal the amount of foregone cash compensation divided by the Fair Market Value of a share of Common Stock on the 15th day of the month in which the cash compensation otherwise would have been paid (generally, March 15th and September 15th), rounded down to the nearest whole share. “Fair Market Value” means (i) if the Common Stock is listed on a national securities exchange, the closing price reported on the primary exchange with which the Common Stock is listed and traded on the payment date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (ii) if the Common Stock is not listed on any national securities exchange but is listed on the Nasdaq National Market System, the last sale price reported on the payment date, or, if there is no such sale on that date then on the last preceding date on which such a sale was reported. If the Common Stock is not listed on a national securities exchange or the Nasdaq National Market System, the Fair Market Value means the amount determined by the Board in good faith to be the fair market value per share of Common Stock, on a fully diluted basis.
(b)     Non-Employee Directors may participate by submitting a written or electronic election to the Chief Financial Officer of the Company, in such form as the Company determines, by the first of the month in which the election relates (March 1st or September 1st). Non-Employee Directors may submit standing written or electronic elections to apply to subsequent payment dates, of up to two years’ duration. These standing elections may only be

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modified or terminated by means of submitting a written or electronic election to the Chief Financial Officer, in such form as the Company determines, prior to the beginning of the calendar month to which the modification or termination relates.
4.    Stock Subject to the Plan.
(a)    The maximum number of shares of Common Stock, which may be sold under the Plan shall be 10,000 shares, subject to adjustment as provided in Section 8.
(b)    Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
5.    Share Ownership. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate or authorization of a brokerage entry evidencing such shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to shares issued hereunder. A share certificate or authorized book entry account for the number of shares so acquired shall be issued or made to the Non-Employee Director or to his or her designated brokerage account. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued or authorized brokerage account entry made.
6.    Taxes.
Each Non-Employee Director shall be responsible for satisfying any obligations in connection with any award hereunder.
7.    Limitation of Rights.
(a) No Right to Continue as a Director. Neither the Plan, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Non-Employee Director on the Board of Directors for any period of time.
(b) Compliance with Securities Laws. Each issuance of Common Stock shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the offer or sale of Common Stock, such Common Stock may not be offered or sold unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. As a condition to a issuance hereunder, the Company may require the Non-Employee Director to represent and warrant at the time of any such issuance that the Common Stock is being acquired only for investment and without any present intention to sell or distribute such Common Stock, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

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(c) Insider Information. Any elections made by a Non-Employee Director hereunder shall be made (i) during an open trading window when the Non-Employee Director is not in possession of material non-public information, and (ii) in accordance with the Company’s Insider Trading Policy.
(d) Share Shortfalls. In the event that any election under the Plan would cause the number of shares of Common Stock required to be issued under the Plan to exceed the number authorized, then outstanding elections shall be disregarded, as determined by the Company in an equitable manner, to avoid exceeding the number of authorized shares. No further elections shall be made or shall be valid until such time, if any, as additional shares of Common Stock become available for issuance under the Plan.
8.    Adjustment Provisions for Mergers, Recapitalizations and Related Transactions.
If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in the maximum number and kind of shares reserved for issuance under the Plan.
9.    Termination and Amendment of the Plan.
The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.
10.    Notice.
Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.
11. Governing Law.
The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.
12. Term of Plan.
The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 9 of the Plan.

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